PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-96063
(To Prospectus dated February 17, 2006)         Filed Pursuant to Rule 424(b)(3)

                      [HOLDERS(SM) B2B INTERNET LOGO]

                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

     This  prospectus  supplement  supplements   information  contained  in  the
prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:



                                                                       Primary
Name of Company                       Ticker      Share Amounts   Trading Market
---------------                       ------      -------------   --------------
Agile Software Corporation             AGIL             4             NASDAQ
Ariba, Inc.                            ARBA          3.458333         NASDAQ
CheckFree Corporation                  CKFR             4             NASDAQ
Internet Capital Group, Inc.           ICGE            0.75           NASDAQ
VerticalNet, Inc.                      VERTD       0.085714286        NASDAQ


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

          The date of this prospectus supplement is December 31, 2006.